                                                                     EXHIBIT 5.3


                    [LETTERHEAD OF MCDERMOTT, WILL & EMERY]



                               October 23, 1998


Harborside Healthcare Corporation
     and the Florida Guarantors (as defined herein)
470 Atlantic Avenue
Boston, MA 02210

          Re:  Exchange of 11% Senior Subordinated Discount Notes Due 2008
               -----------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-4 (File No. 333-64679), together with Amendment No. 1 thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of, among other securities, $170,000,000 aggregate principal amount at maturity of 11% Senior Subordinated Discount Notes Due 2008 (the "New Notes") of Harborside Healthcare Corporation, a Delaware corporation (the "Company"). You have advised us that the New Notes are to be issued pursuant to the provisions of the Indenture (as defined below) in exchange for a like amount of the Company's 11% Senior Subordinated Discount Notes Due 2008 (the "Old Notes") in accordance with the terms of the Exchange Offer (the "Exchange Offer") set forth in the prospectus included in the Registration Statement (the "Prospectus") and the form of Letter of Transmittal (the "Letter of Transmittal") in the form filed as an Exhibit to the Registration Statement.

     We have acted as special Florida counsel for the Company and the Florida Guarantors (as defined below), which you have advised us are wholly-owned subsidiaries of the Company, in connection with the issue and sale of the New Notes.

     Our opinions herein are limited to the laws of the State of Florida. Each of the New Notes, the Supplemental Indenture (as defined below) and the Indenture (which contains the Florida Guarantees ) (each as defined below) provides that it is to be governed by and construed in accordance with the laws of the State of New York. For purposes of rendering the opinions expressed below, we have assumed that each of the New Notes, the Supplemental Indenture and the Indenture (and, accordingly, the Florida Guarantees)
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Harborside Healthcare Corporation
     and the Florida Guarantors (as defined herein)
October 23, 1998
Page 2

provides that it is to be governed by and construed in accordance with the laws of the State of Florida.

     For the purposes of this opinion, the following terms shall have the following meanings:

     "Guarantors" shall mean Harborside Healthcare Limited Partnership, a Massachusetts limited partnership ("Harborside LP"), Belmont Nursing Center Corp., a Massachusetts corporation ("Belmont"), Orchard Ridge Nursing Center Corp., a Massachusetts corporation ("Orchard Ridge"), Oakhurst Manor Nursing Center Corp., a Massachusetts corporation ("Oakhurst Manor"), Riverside Retirement Limited Partnership, a Massachusetts limited partnership ("Riverside Retirement"), Harborside Toledo Limited Partnership, a Massachusetts limited partnership ("Harborside Toledo"), Harborside Connecticut Limited Partnership, a Massachusetts limited partnership ("Harborside Connecticut"), Harborside of Florida Limited Partnership, a Florida limited partnership ("Harborside Florida"), Harborside of Ohio Limited Partnership, a Massachusetts limited partnership ("Harborside Ohio"), Harborside Healthcare Baltimore Limited Partnership, a Massachusetts limited partnership ("Harborside Baltimore"), Harborside of Cleveland Limited Partnership, a Massachusetts limited partnership ("Harborside Cleveland"), Harborside of Dayton Limited Partnership, a Massachusetts limited partnership ("Harborside Dayton"), Harborside Massachusetts Limited Partnership, a Massachusetts limited partnership ("Harborside Massachusetts"), Harborside Rhode Island Limited Partnership, a Massachusetts limited partnership ("Harborside Rhode Island"), Harborside North Toledo Limited Partnership, a Massachusetts limited partnership ("Harborside North Toledo"), Harborside Healthcare Advisors Limited Partnership, a Massachusetts limited partnership ("Harborside Advisors"), Harborside Toledo Corporation, a Massachusetts corporation ("Harborside Toledo Corp."), KHI Corporation, a Delaware corporation ("KHI"), Harborside Danbury Limited Partnership (formerly known as Harborside Acquisition Limited Partnership IV), a Massachusetts limited partnership ("Harborside Danbury"), Harborside Acquisition Limited Partnership V, a Massachusetts limited partnership ("Harborside V"), Harborside Acquisition Limited Partnership VI, a Massachusetts limited partnership ("Harborside VI"), Harborside Acquisition Limited Partnership VII, a Massachusetts limited partnership ("Harborside VII"), Harborside Acquisition Limited Partnership VIII, a Massachusetts limited partnership ("Harborside VIII"), Harborside Acquisition Limited Partnership IX, a Massachusetts limited partnership ("Harborside IX"), Harborside Acquisition Limited Partnership X, a Massachusetts limited partnership ("Harborside X"), Sailors, Inc., a Delaware corporation ("Sailors"), New Jersey Harborside Corporation, a Massachusetts corporation ("NJ Harborside"), Bridgewater Assisted Living Limited Partnership, a New Jersey limited partnership ("Bridgewater"), Maryland Harborside Corporation, a Massachusetts corporation
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Harborside Healthcare Corporation
     and the Florida Guarantors (as defined herein)
October 23, 1998
Page 3

("Harborside Maryland"), Harborside Homecare Limited Partnership, a Massachusetts limited partnership ("Harborside Homecare"), Harborside Rehabilitation Limited Partnership, a Massachusetts limited partnership ("Harborside Rehabilitation"), Harborside Healthcare Network Limited Partnership, a Florida limited partnership ("Harborside Network"), and Harborside Health I Corporation, a Delaware corporation ("Harborside Health").

     "Florida Guarantors" shall mean Harborside Florida and Harborside Network..

     "Massachusetts Guarantors" shall mean Harborside LP, Belmont, Orchard Ridge, Oakhurst Manor, Riverside Retirement, Harborside Toledo, Harborside Connecticut, Harborside Ohio, Harborside Baltimore, Harborside Cleveland, Harborside Dayton, Harborside Massachusetts, Harborside Rhode Island, Harborside North Toledo, Harborside Advisors, Harborside Toledo Corp., Harborside Danbury, Harborside V, Harborside VI, Harborside VII, Harborside VIII, Harborside IX, Harborside X, NJ Harborside, Harborside Maryland, Harborside Homecare and Harborside Rehabilitation.

     "New Jersey Guarantor" shall mean Bridgewater.

     We have been advised that the New Notes will be issued pursuant to an Indenture dated as of July 31, 1998 (the "Indenture") by and among the Company (as successor by merger to HH Acquisition (as defined below)) and United States Trust Company of New York (the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of August 11, 1998 (the "Supplemental Indenture") by and among the Company, the Guarantors and the Trustee. The guarantees of the New Notes by the Florida Guarantors (each such guarantee by a Florida Guarantor, a "Florida Guarantee") are to be issued pursuant to the Indenture on a subordinated basis by each of the Florida Guarantors. The guarantees of all of the Guarantors are referred to collectively as the "Guarantees".

     We have examined (i) the Registration Statement, (ii) the Indenture and the Supplemental Indenture, and (iii) the form of the New Notes to be issued pursuant to the Indenture. The Indenture (including the Guarantees contained therein), the Supplemental Indenture and the New Notes are sometimes referred to herein collectively as the "Note Documents." We have also examined originals, or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

     In rendering this opinion, we have assumed:

(a) HH Acquisition Corp., a Delaware corporation ("HH Acquisition"), has merged with and into the Company;
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Harborside Healthcare Corporation
     and the Florida Guarantors (as defined herein)
October 23, 1998
Page 4

(b) The New Notes, when issued and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer and when executed and authenticated as specified in the Indenture, will have been duly authorized, executed and delivered by the Company and will constitute binding obligations of the Company;

(c) The Registration Rights Agreement dated July 31, 1998, with respect to the Exchange Offer among HH Acquisition, the Guarantors and the placement agents named therein has been duly authorized, executed and delivered by each party thereto and constitutes the binding obligation of each such party;

(d) The definitive terms of the Indenture and the Supplemental Indenture have been fixed; each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by, and each constitutes a binding agreement of, the Company, the Trustee and the other parties thereto other than the Florida Guarantors; and the guarantee contained therein of each of the Guarantors other than the Florida Guarantors has been legally issued and constitutes the binding obligation of the relevant Guarantor;

(e) Each of the Indenture and the Supplemental Indenture (including without limitation the Florida Guarantees) has been duly authorized by all necessary action of the general partner of each of the Florida Guarantors; and

(f) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and in reliance thereon, and subject to receipt by the Company and the Guarantors from the Commission of an order declaring the Registration Statement effective, we are of the opinion that:

1. Each Florida Guarantee, upon the due execution and authentication of the New Notes with the Florida Guarantees endorsed thereon in accordance with the provisions of the Indenture and when the New Notes with the Florida Guarantees endorsed thereon are delivered in exchange for the Old Notes in the manner provided by the Registration Rights Agreement, the Prospectus and the Letter of Transmittal, will be legally issued and will constitute binding obligations of each respective Florida Guarantor to the extent the legal issuance and the binding nature
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Harborside Healthcare Corporation
     and the Florida Guarantors (as defined herein)
October 23, 1998
Page 5

     of such Florida Guarantee involves matters governed by the laws of the State of Florida.

2. The Supplemental Indenture constitutes the binding agreement (and, as a result, the Indenture constitutes the binding agreement) of each of the Florida Guarantors to the extent the binding nature of the Supplemental Indenture and the Indenture as to the Florida Guarantors involves matters governed by the laws of the State of Florida.

     The foregoing opinions are subject to the following exceptions, qualifications and limitations:

A. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limiting the generality of the foregoing, we express no opinion as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Note Documents, or as to the validity or binding effect of provisions in the Note Documents providing for indemnification or contribution or for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal.

B. We call your attention to the fact that the opinions expressed herein with respect to the Florida Guarantees do not purport to cover, and we express no opinion with respect to, the applicability of Section 548 of the United States Bankruptcy Code or any comparable provision of state law. In addition, we express no opinion as to whether a corporation or partnership (the "First Entity") may guarantee or otherwise become liable for, or pledge its assets to secure, indebtedness incurred by another corporation, partnership or other entity (an "Other Entity") except to the extent such First Entity may be determined to have benefited from the incurrence of such indebtedness by the Other Entity or as to whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by the Other Entity are directly or indirectly made available to such First Entity for its corporate or partnership purposes.
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Harborside Healthcare Corporation
     and the Florida Guarantors (as defined herein)
October 23, 1998
Page 6


C. We express no opinion as to the application of the securities or "blue sky" laws of the various states to the issuance of the Guarantees.

D. This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is based upon facts known to the undersigned on the date hereof, and the undersigned does not undertake any liability or responsibility to inform you of any change in circumstances occurring after the date hereof which might alter the opinions contained herein.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.


                              Very truly yours,


                               /s/ McDermott, Will & Emery